                                                                    EXHIBIT 10.1


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                            FLEETWOOD CREDIT CORP.,

                                   as Seller,



                                      and



                      FLEETWOOD CREDIT RECEIVABLES CORP.,

                                  as Purchaser





            ________________________________________________________

                         RECEIVABLES PURCHASE AGREEMENT

                         Dated as of _________ 1, 199

            ________________________________________________________




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                               TABLE OF CONTENTS

                                                                            Page

                                  ARTICLE ONE

                                  DEFINITIONS

 Section 1.01.  Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
 Section 1.02.  Interpretive Provisions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1


                                 ARTICLE TWO

                          CONVEYANCE OF RECEIVABLES


 Section 2.01.  Conveyance of Receivables   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
 Section 2.02.  Representations and Warranties as to Fleetwood Credit   . . . . . . . . . . . . . . . . . . . . . .     3
 Section 2.03.  Representations and Warranties as to the Receivables  . . . . . . . . . . . . . . . . . . . . . . .     5
 Section 2.04.  Covenants of Fleetwood Credit   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9


                                ARTICLE THREE

                          PAYMENT OF PURCHASE PRICE

 Section 3.01.  Payment of Purchase Price   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10


                                ARTICLE FOUR

                                 TERMINATION

 Section 4.01.  Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10


                                ARTICLE FIVE

                          MISCELLANEOUS PROVISIONS

 Section 5.01.  Amendment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
 Section 5.02.  Protection of Right, Title and Interest to Receivables  . . . . . . . . . . . . . . . . . . . . . . .  10
 Section 5.03.  Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
 Section 5.04.  Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11


                                     (i)

                                                                            Page

 Section 5.05.  Severability of Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
 Section 5.06.  Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
 Section 5.07.  Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
 Section 5.08.  No Waiver; Cumulative Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
 Section 5.09.  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
 Section 5.10.  Third Party Beneficiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
 Section 5.11.  Merger and Integration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
 Section 5.12.  Table of Contents and Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
 Section 5.13.  Seller Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
 Section 5.14.  Merger, Consolidation or Assumption   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13


Schedule A  -  Schedule of Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 A-1





                                     (ii)

         This Receivables Purchase Agreement, dated as of __________ 1, 199 , is between Fleetwood Credit Corp., a California corporation, as seller, and Fleetwood Credit Receivables Corp., a California corporation, as purchaser.

         In consideration of the premises and mutual agreements herein contained, each party agrees as follows for the benefit of the other party and for the benefit of the Indenture Trustee:


                                 ARTICLE ONE

                                 DEFINITIONS

         Section 1.01. Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

         "Agreement" means this Receivables Purchase Agreement, as amended, restated or supplemented from time to time.

         "Purchaser" means FCRC, in its capacity as purchaser of the Receivables under this Agreement and any successor thereto.

         "Repurchased Receivable" means a Receivable repurchased by Fleetwood Credit pursuant to Section 2.03(c).

         "Sale and Servicing Agreement" means the Sale and Servicing Agreement, dated as of _________ 1, 199 , among the Seller, the Servicer and the Issuer.

         Section 1.02. Interpretive Provisions. Capitalized terms that are used herein but not otherwise defined shall have the meanings ascribed thereto in the Sale and Servicing Agreement. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, subsection and Schedule references contained in this Agreement are references to Sections, subsections and Schedules in or to this Agreement unless otherwise specified; and the word "including" means including without limitation.


                                 ARTICLE TWO

                          CONVEYANCE OF RECEIVABLES

         Section 2.01.  Conveyance of Receivables.

         (a) In the case of the Initial Receivables, on the Closing Date Fleetwood Credit does hereby sell, transfer, assign and otherwise convey to the Purchaser, without recourse (subject to Fleetwood Credit's obligations hereunder):

                 (i) all right, title and interest of Fleetwood Credit in and to the Initial Receivables listed in the Schedule of Receivables and all monies due thereon and paid thereon or in respect thereof (including proceeds of the repurchase of Initial Receivables by Fleetwood Credit pursuant to Section 2.03(c)) on or after the Initial Cutoff Date, exclusive of Accrued Interest as of the opening of business on the Initial Cutoff Date;

                 (ii) the interest of Fleetwood Credit in the security interests in the related Financed Vehicles granted by the Obligors pursuant to the Initial Receivables;

                 (iii) the interest of Fleetwood Credit in any Liquidation Proceeds, in any proceeds of any physical damage insurance policies covering the related Financed Vehicles and in any proceeds of any credit life or credit disability insurance policies relating to the Initial Receivables or the related Obligors;

                 (iv) the interest of Fleetwood Credit in any proceeds from Dealer repurchase obligations relating to the Initial Receivables; and

                 (v)      all proceeds of the foregoing.

         (b) In the case of the Subsequent Receivables, on the related Subsequent Transfer Dates during the Funding Period, Fleetwood Credit will sell, transfer, assign and otherwise convey to the Purchaser, without recourse (subject to Fleetwood Credit's obligations hereunder):

                 (i) all right, title and interest of Fleetwood Credit in and to the related Subsequent Receivables listed in the Schedule of Receivables attached to the related Transfer Agreement and all monies due thereon and paid thereon or in respect thereof (including proceeds of the repurchase of Subsequent Receivables by Fleetwood Credit pursuant to Section 2.03(c)) on or after the related Subsequent Cutoff Date, exclusive of Accrued Interest as of the opening of business on the Subsequent Cutoff Date;

                 (ii) the interest of Fleetwood Credit in the security interests in the related Financed Vehicles granted by the Obligors pursuant to the related Subsequent Receivables;

                 (iii) the interest of Fleetwood Credit in any Liquidation Proceeds, in any proceeds of any physical damage insurance policies covering the related Financed Vehicles and in any proceeds of any credit life or credit disability insurance policies relating to such Subsequent Receivables or the related Obligors;

                 (iv) the interest of Fleetwood Credit in any proceeds from Dealer repurchase obligations relating to such Subsequent Receivables; and

                 (v)      all proceeds of the foregoing.

         (c)     In connection with the conveyances contemplated by subsections
(a) and (b) above, on or prior to the Closing Date or the related Subsequent Transfer Date, as the case may be, Fleetwood Credit agrees to record and file, at its own expense, a financing statement with respect to the related Receivables now existing and hereafter created for the sale of chattel paper (as defined in Section 9105 of the UCC as in effect in the State of California) meeting the requirements of applicable state law in such manner as is sufficient to perfect the sale and assignment of such Receivables to the Purchaser, and the proceeds thereof (and any continuation statements as are required by applicable state law), and to deliver a file stamped copy of each such financing statement (or continuation statement) or other evidence of such filings (which may, for purposes of this Section, consist of telephone confirmation of such filing with the file stamped copy of such filing to be provided to the Purchaser in due course), as soon as is practicable after Fleetwood Credit's receipt thereof.

         In connection with such conveyances, Fleetwood Credit further agrees, at its own expense, on or prior to the Closing Date or the related Subsequent Transfer Date, as the case may be, (i) to annotate and indicate in its computer files that the related Receivables have been transferred to the Purchaser pursuant to this Agreement and (ii) to deliver to the Purchaser a computer file, or printed or microfiche list, containing a true and complete list of all of such Receivables, identified by account number and by the Principal Balance of each Receivable as of the Initial Cutoff Date or the related Subsequent Cutoff Date, as the case may be. Such file or list shall be marked as Schedule A to this Agreement and is hereby incorporated into and made a part of this Agreement.

         The parties hereto intend that the conveyances hereunder and under each Transfer Agreement be sales. In the event that the conveyances hereunder and thereunder are not for any reason considered to be sales, the parties intend that Fleetwood Credit be deemed to have granted to the Purchaser a first priority perfected security interest in, to and under the related Receivables and the other property conveyed hereunder and all proceeds of any of the foregoing and that this Agreement and each Transfer Agreement constitute security agreements under applicable law.

         Section 2.02. Representations and Warranties as to Fleetwood Credit. Fleetwood Credit hereby represents and warrants as of the date of this Agreement, the Closing Date and each Subsequent Transfer Date (or as of such other date as specified below) that:

                 (a) Organization and Good Standing. Fleetwood Credit is a California corporation duly organized, validly existing and in good standing under the laws of the State of California, and has power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority and legal right to acquire, own and sell the Receivables.

                 (b) Due Qualification. As of the Closing Date and each Subsequent Transfer Date, Fleetwood Credit shall be duly qualified to do business as a foreign corporation in good standing, and shall have obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by the Sale and Servicing Agreement) shall require such qualifications.

                 (c) Power and Authority. Fleetwood Credit shall have the power and authority to execute and deliver this Agreement and each Transfer Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement and each Transfer Agreement shall have been duly authorized by Fleetwood Credit by all necessary corporate action.

                 (d) Binding Obligation. This Agreement constitutes, and each Transfer Agreement will constitute, a legal, valid and binding obligation of Fleetwood Credit, enforceable against Fleetwood Credit in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a Proceeding in equity or at law.

                 (e) No Violation. The consummation of the transactions contemplated by this Agreement and each Transfer Agreement and the fulfillment of the terms hereof and thereof shall not conflict with, result in a breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of Fleetwood Credit, or conflict with or breach any of the material terms or provisions of or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which Fleetwood Credit is a party or by which it may be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement or any Transfer Agreement); nor violate any law or, to the best of Fleetwood Credit's knowledge, any order, rule or regulation applicable to Fleetwood Credit of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Fleetwood Credit or its properties.

                 (f) No Proceedings. There are no Proceedings or investigations pending or, to the best knowledge of Fleetwood Credit, threatened against Fleetwood Credit before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or any Transfer Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any Transfer Agreement or (iii) seeking any determination or ruling that, in the reasonable judgment of Fleetwood Credit, would materially and adversely affect the performance by Fleetwood Credit of its obligations under this Agreement or any Transfer Agreement.

         The representations and warranties set forth in this Section shall survive the transfer and assignment of the related Receivables to the Purchaser on the Closing Date or the related Subsequent Transfer Date, as the case may be, and the transfer and assignment of the related

Receivables by the Purchaser to the Trust. Upon discovery by Fleetwood Credit, the Purchaser or the Indenture Trustee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

         Section 2.03.  Representations and Warranties as to the Receivables.

         (a) Eligibility of Receivables. Fleetwood Credit hereby represents and warrants as of the Initial Cutoff Date with respect to the Initial Receivables and as of the related Subsequent Cutoff Date with respect to the Subsequent Receivables (or, in either case, as of such other date as specified below) that:

                 (i) Characteristics of Receivables. Each Receivable (A) shall have been (1) originated in the United States by a Dealer for the retail sale of the related Financed Vehicle in the ordinary course of such Dealer's business, (2) fully and properly executed by the parties thereto, (3) purchased by Fleetwood Credit from such Dealer under an agreement with Fleetwood Credit and (4) validly assigned by such Dealer to Fleetwood Credit in accordance with its terms, (B) shall have created or shall create a valid, subsisting and enforceable first priority perfected security interest in favor of Fleetwood Credit in the related Financed Vehicle, which security interest shall be assignable, and shall be so assigned, by the Purchaser to the Indenture Trustee, (C) shall contain customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security, (D) shall provide for level monthly payments (provided that the payment in the first or last month in the life of the Receivable may be minimally different from the level payment) that fully amortize the Amount Financed by maturity and shall provide for a finance charge or yield interest at its APR and (E) shall provide for, in the event that such Receivable is prepaid in full, payment of an amount that fully pays the Principal Balance and includes accrued but unpaid interest at least through the date of prepayment in an amount at least equal to its APR.

                 (ii) Schedule of Receivables. The information set forth in the Schedule of Receivables, as supplemented by each Transfer Agreement, shall be true and correct in all material respects as of the opening of business on the Initial Cutoff Date or the related Subsequent Cutoff Date, as the case may be, and no selection procedure adverse to the Purchaser shall have been utilized in selecting the Receivables from the receivables of Fleetwood Credit that met the selection criteria set forth in this Section.

                 (iii) Compliance with Law. Each Receivable shall have complied at the time it was originated or made, and shall comply at the time of execution of this Agreement with respect to the Initial Receivables and at the time of execution of the related Transfer Agreement with respect to the related Subsequent Receivables, in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss

         Warranty Act, Federal Reserve Board Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit, equal credit opportunity and disclosure laws.

                 (iv) Binding Obligation. Each Receivable shall constitute the genuine, legal, valid and binding payment obligation in writing of the related Obligor, enforceable by the holder thereof in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

                 (v) No Government Obligor. None of the Receivables shall be due from the United States or any state or local government or from any agency, department or instrumentality of the United States or any state or local government.

                 (vi) Security Interest in Financed Vehicle. Immediately prior to the sale, assignment and transfer thereof, each Receivable shall be secured by a validly perfected first security interest in the related Financed Vehicle in favor of Fleetwood Credit as secured party or all necessary and appropriate action with respect to such Receivable shall have been taken to perfect a first priority security interest in such Financed Vehicle in favor of Fleetwood Credit as secured party.

                 (vii) Receivables in Force. No Receivable shall have been satisfied, subordinated or rescinded, nor shall any Financed Vehicle have been released from the lien granted by the related Receivable in whole or in part.

                 (viii) No Waiver. No provision of a Receivable shall have been waived in such a manner that such Receivable fails to meet all of the other representations and warranties made by Fleetwood Credit herein with respect thereto.

                 (ix) No Amendments. No Receivable shall have been amended in such a manner that such Receivable fails to meet all of the other representations and warranties made by Fleetwood Credit herein with respect thereto.

                 (x) No Defenses. No facts shall be known to Fleetwood Credit that would give rise to any right of rescission, setoff, counterclaim or defense, nor shall the same have been asserted or threatened, with respect to any Receivable.

                 (xi) No Liens. To the knowledge of Fleetwood Credit, no Liens shall have been filed, including Liens for work, labor or materials relating to a Financed Vehicle, that shall be prior to, or equal or coordinate with, the security interest in such Financed Vehicle granted by the related Receivable.

                 (xii) No Default. Except for payment defaults continuing for a period of not more than 30 days as of the Initial Cutoff Date or any Subsequent Cutoff Date, as the case may be, no default, breach, violation or event permitting acceleration under the terms of any Receivable shall have occurred; no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable shall have arisen; and Fleetwood Credit shall not have waived any of the foregoing.

                 (xiii) Insurance. Fleetwood Credit, in accordance with its customary servicing procedures, shall have determined that each Obligor has obtained physical damage insurance covering the related Financed Vehicle.

                 (xiv) Good Title. It is the intention of Fleetwood Credit that the transfer and assignment herein contemplated, taken as a whole, constitute a sale of the Receivables from Fleetwood Credit to the Purchaser and that the beneficial interest in and title to the Receivables not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against Fleetwood Credit under any bankruptcy law; no Receivable has been sold, transferred, assigned or pledged by Fleetwood Credit to any Person other than the Purchaser, and no provision of a Receivable shall have been waived, except as provided in clause (viii) above; immediately prior to the transfer and assignment herein contemplated, Fleetwood Credit had good and marketable title to each Receivable, free and clear of all Liens and rights of others; immediately upon the transfer and assignment thereof, the Purchaser shall have good and marketable title to each Receivable, free and clear of all Liens and rights of others; and the transfer and assignment herein contemplated has been perfected under the UCC.

                 (xv) Lawful Assignment. No Receivable shall have been originated in, or shall be subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Receivable under this Agreement, any Transfer Agreement or pursuant to transfers of the Certificates shall be unlawful, void or voidable.

                 (xvi) All Filings Made. All filings (including UCC filings) necessary in any jurisdiction to give the Indenture Trustee a first perfected ownership interest in the Receivables shall have been made.

                 (xvii) One Original. There shall be only one original executed copy of each Receivable.

                 (xviii) Additional Representations and Warranties of Fleetwood Credit. (A) Each Receivable conveyed hereby shall have an original maturity of not less than ___ months nor greater than ____ months; (B) each Receivable shall have an APR equal to or greater than ____%, each Initial Receivable shall have an APR equal to or less than
         _____%, each Subsequent Receivable shall have an APR equal to or less than _____%, the weighted average APR of the Initial Receivables as of the Initial Cutoff Date shall not be less than _____% and the weighted average APR of the Receivables (including the Subsequent Receivables) as of each Subsequent Cutoff Date shall not be less than _____%; (C) each Receivable shall have no payment that is more than 30 days past due as of the Initial Cutoff Date or the related Subsequent Cutoff Date, as the case may be; (D) each Receivable File shall be kept at one of the locations listed in Schedule B to the Sale and Servicing Agreement; (E) based on the Principal Balances of the Receivables as of the Initial Cutoff Date or the related Subsequent Cutoff Date, as the case may be, at least ___% of the Receivables (including the Subsequent Receivables) shall be secured by motor homes; (F) the weighted average remaining term of the Receivables (including the Subsequent Receivables) shall be less than or equal to ____ months;
         (G) in the case of any Obligor in the military service (including an Obligor who is a member of the National Guard or is in the reserves) whose Receivable is subject to either Relief Act, no such Obligor has made a claim to Fleetwood Credit that (1) the amount of interest on the related Receivable should be limited to ___% during the period of such Obligor's active duty status pursuant to the Soldiers' and Sailors' Relief Act or (2) payments on such Receivable should be delayed pursuant to the Military Reservist Relief Act, in either case unless a court has ruled otherwise upon application of Fleetwood Credit; and (H) based on the Principal Balances of the Receivables as of the Initial Cutoff Date or the related Subsequent Cutoff Date, as the case may be, ___% and ___% of the Receivables (including the Subsequent Receivables) shall be secured by new and used vehicles, respectively.

         (b) Notice of Breach. The representations and warranties set forth in this Section shall speak as of the execution and delivery of this Agreement and each Transfer Agreement, but shall survive the sale, transfer and assignment of the Receivables to the Purchaser and any subsequent assignment or transfer pursuant to Article Two of the Sale and Servicing Agreement. The Purchaser, Fleetwood Credit or the Indenture Trustee, as the case may be, shall inform the other parties promptly, in writing, upon discovery of any breach of Fleetwood Credit's representations and warranties pursuant to this Section that materially and adversely affects any Receivable.

         (c) Repurchase of Receivables. In the event of a breach of (i) any representation and warranty set forth in Section 2.03(a) or (ii) any representation and warranty set forth in a Transfer Agreement, and in either case unless the breach shall have been cured by the second Record Date following the discovery (or, at Fleetwood Credit's option, the first Record Date following the discovery), Fleetwood Credit shall repurchase any Receivable materially and adversely affected by the breach, as of such Record Date. In consideration of the repurchase of any such Receivable, Fleetwood Credit shall remit the Repurchase Amount of such Receivable (less the amount of any Liquidation Proceeds with respect to such Receivable deposited, or to be deposited, by Fleetwood Credit, as Servicer, into the Collection Account pursuant to Section 5.03 of the Sale and Servicing Agreement) to the Purchaser. In the event that, as of the date of execution and delivery of this Agreement or any Transfer Agreement, as the case may be, any Liens shall have been filed, including Liens for work, labor or materials relating to a Financed Vehicle, that shall be prior to, or equal or coordinate with, the Lien granted by the related Receivable (whether or not Fleetwood Credit has knowledge thereof), and such breach materially and adversely affects the interests of the Receivable, Fleetwood Credit shall repurchase such Receivable on the terms and in the manner specified above. Upon such repurchase, the Purchaser shall, without further action, be deemed to transfer, assign, set-over and otherwise convey to Fleetwood Credit, without recourse, representation or warranty, all the right, title and interest of the Purchaser in, to and under such Repurchased Receivable, all monies due or to become due with respect thereto and all proceeds thereof. The Purchaser or the Indenture Trustee, as applicable, shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by Fleetwood Credit to effect the conveyance of such Receivable pursuant to this Section. The sole remedy of the Purchaser with respect to a breach of Fleetwood Credit's representations and warranties pursuant to Section 2.03(a) or with respect to the existence of any such Liens shall be to require Fleetwood Credit to repurchase the related Receivables pursuant to this Section.

         Section 2.04. Covenants of Fleetwood Credit. Fleetwood Credit hereby covenants that:

                 (a) Security Interests. Except for the conveyances hereunder or under any Transfer Agreement, Fleetwood Credit will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Receivable, whether now existing or hereafter created, or any interest therein; Fleetwood Credit will immediately notify the Purchaser of the existence of any Lien on any Receivable and such Receivable shall be repurchased from the Purchaser by Fleetwood Credit in the manner and with the effect specified in Section 2.03(c), and Fleetwood Credit shall defend the right, title and interest of the Purchaser in, to and under the Receivables, whether now existing or hereafter created, against all Claims of third parties claiming through or under Fleetwood Credit; provided, however, that nothing in this subsection shall prevent or be deemed to prohibit Fleetwood Credit from suffering to exist upon any of the Receivables, Liens for municipal or other local Taxes if such Taxes shall not at the time be due and payable or if Fleetwood Credit shall currently be contesting the validity of such Taxes in good faith by appropriate Proceedings and shall have set aside on its books adequate reserves with respect thereto.

                 (b) Delivery of Payments. From and after the appointment of a successor Servicer pursuant to Section 8.02 of the Sale and Servicing Agreement, Fleetwood Credit agrees to deliver in kind upon receipt to such successor Servicer all payments received by Fleetwood Credit in respect of the Receivables as soon as practicable after receipt thereof by Fleetwood Credit.

                 (c) Conveyance of Receivables. Fleetwood Credit covenants and agrees that it will not convey, assign, exchange or otherwise transfer the Receivables to any Person prior to the termination of this Agreement pursuant to Article Four hereof.

                 (d) No Impairment. Fleetwood Credit shall take no action, nor omit to take any action, that would impair the rights of the Purchaser in any Receivable, nor shall it, except as otherwise provided in this Agreement or the Sale and Servicing Agreement, reschedule, revise or defer payments due on any Receivable.

                                 ARTICLE THREE

                           PAYMENT OF PURCHASE PRICE

         Section 3.01. Payment of Purchase Price. In consideration of the sale by Fleetwood Credit to the Purchaser as provided in Section 2.01 of (a) the Initial Receivables, on the Closing Date the Purchaser agrees to pay Fleetwood Credit $______________, and (b) the Subsequent Receivables, on the related Subsequent Transfer Date, the Purchaser agrees to pay Fleetwood Credit an amount equal to the Aggregate Principal Balance of such Subsequent Receivables as of the related Subsequent Cutoff Date.


                                  ARTICLE FOUR

                                  TERMINATION

         Section 4.01. Termination. The respective obligations and responsibilities of Fleetwood Credit and the Purchaser created hereby shall terminate, except for Fleetwood Credit's indemnity obligations as provided herein, upon the termination of the Trust as provided in Section 9.01 of the Trust Agreement.


                                  ARTICLE FIVE

                            MISCELLANEOUS PROVISIONS

         Section 5.01. Amendment. This Agreement may be amended from time to time by the Purchaser and Fleetwood Credit (i) to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision herein or to add any other provision with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement or the Sale and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel of the Purchaser delivered to the Indenture Trustee, adversely affect in any material respect the interests of the Trust and (ii) with the consent of the Indenture Trustee, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement.

         Section 5.02.  Protection of Right, Title and Interest to Receivables.

         (a) Fleetwood Credit at its expense shall cause this Agreement, all amendments hereto or all financing statements and continuation statements and any other necessary documents covering the Purchaser's right, title and interest in and to the Receivables and other property conveyed by Fleetwood Credit to the Purchaser hereunder to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Purchaser hereunder in and to all of the Receivables and such other property.

Fleetwood Credit shall deliver to the Purchaser file stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Purchaser and the Indenture Trustee shall cooperate fully with Fleetwood Credit in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this paragraph.

         (b) Within 30 days after Fleetwood Credit makes any change in its name, identity or corporate structure that would make any financing statement or continuation statement filed in accordance with Section 5.02(a) seriously misleading within the meaning of Section 9402(7) of the UCC as in effect in the applicable State, Fleetwood Credit shall give the Purchaser notice of any such change and shall execute and file such financing statements or amendments as may be necessary to continue the perfection of the Purchaser's security interest in the Receivables and the proceeds thereof.

         (c) Fleetwood Credit will give the Purchaser prompt written notice of any relocation of any office from which Fleetwood Credit keeps records concerning the Receivables or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing or continuation statement and shall execute and file such financing or continuation statements or amendments as may be necessary to continue the perfection of the interest of the Purchaser in the Receivables and the proceeds thereof.

         Section 5.03. Governing Law. This Agreement shall be construed in accordance with the laws of the State of California, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Section 5.04. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, return receipt requested, to in the case of (i) the Purchaser, to Fleetwood Credit Receivables Corp., 22840 Savi Ranch Parkway, P.O. Box 87024, Yorba Linda, California 92687; (ii) Fleetwood Credit Corp., 22840 Savi Ranch Parkway, P.O. Box 87024, Yorba Linda, California 92687; (iii) the Indenture Trustee, to its Corporate Trust Office, which, as of the date of this Agreement, is at ____________; or (iv) with respect to any of the foregoing Persons, at such other address as shall be designated by such Person in a written notice to the other foregoing Persons.

         Section 5.05. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid or unenforceable, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions and terms of this Agreement.

         Section 5.06. Assignment. This Agreement may not be assigned by the Purchaser or Fleetwood Credit except as contemplated by this Section and the Sale and Servicing Agreement;

provided, however, that simultaneously with the execution and delivery of this Agreement, the Purchaser shall assign all of its right, title and interest herein to the Indenture Trustee for the benefit of the Noteholders as provided in the Indenture, to which Fleetwood Credit hereby expressly consents. Fleetwood Credit agrees to perform its obligations hereunder for the benefit of the Trust and that the Indenture Trustee may enforce the provisions of this Agreement, exercise the rights of the Purchaser and enforce the obligations of Fleetwood Credit hereunder without the consent of the Purchaser.

         Section 5.07. Further Assurances. Fleetwood Credit and the Purchaser agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party hereto or by the Indenture Trustee more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements, amendments, continuation statements or releases relating to the Receivables for filing under the provisions of the UCC or other law of any applicable jurisdiction.

         Section 5.08. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Purchaser, the Indenture Trustee or Fleetwood Credit, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

         Section 5.09. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

         Section 5.10. Third Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, and the Indenture Trustee for the benefit of the Noteholders, which shall be considered a third party beneficiary hereof. Except as otherwise provided in this Agreement, no other Person will have any right or obligation hereunder.

         Section 5.11. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

         Section 5.12. Table of Contents and Headings. The Table of Contents and Article and Section headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

         Section 5.13. Seller Indemnification. Fleetwood Credit shall indemnify and hold harmless the Purchaser, the Trust and the Indenture Trustee from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of Fleetwood Credit pursuant to this Agreement or as a result of the transactions contemplated hereby, including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, Proceeding or Claim; provided, however, that Fleetwood Credit shall not indemnify the Purchaser, the Trust and the Indenture Trustee if such acts, omissions or alleged acts or omissions constitute negligence or willful misconduct by the Purchaser or the Indenture Trustee.

         Section 5.14.  Merger, Consolidation or Assumption.

         (a) Fleetwood Credit shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

                 (i) the corporation formed by such consolidation or into which Fleetwood Credit is merged or the Person that acquires by conveyance or transfer the properties and assets of Fleetwood Credit substantially as an entirety shall be organized and existing under the laws of the United States or any State and, if Fleetwood Credit is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Purchaser and the Indenture Trustee, in form satisfactory to the Purchaser and the Indenture Trustee, the performance of every covenant and obligation of Fleetwood Credit hereunder and shall benefit from all the rights granted to Fleetwood Credit hereunder; and

                 (ii) Fleetwood Credit shall have delivered to the Purchaser and the Indenture Trustee an Officer's Certificate of Fleetwood Credit and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with.

         (b) The obligations of Fleetwood Credit hereunder shall not be assignable nor shall any Person succeed to the obligations of Fleetwood Credit hereunder except in each case in accordance with the provisions of Section 5.06 and this Section.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                        FLEETWOOD CREDIT CORP.,
                                            as Seller



                                        By:
                                            ----------------------------------
                                            Name:
                                            Title:



                                        FLEETWOOD CREDIT RECEIVABLES CORP.,
                                            as Purchaser



                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:




ACCEPTED:

----------------------------,
  as Indenture Trustee



By:
    ------------------------
    Name:
    Title: